EXHIBIT 5

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092
tel (212) 259-8000
fax (212) 259-6333
April 23, 2010
Alleghany Corporation
7 Times Square Tower
17th Floor
New York, New York 10036

Re:	Registration Statement on Form S-8 Filed with the Securities and Exchange Commission on April 23, 2010
Dear Ladies and Gentlemen:
We have acted as counsel for Alleghany Corporation, a Delaware corporation (“Alleghany”), in connection with the registration by Alleghany under the Securities Act of 1933, as amended (the “Act”), of 60,000 shares of common stock, par value $1.00 per share, of Alleghany (the “Shares”) offered or to be offered pursuant to the Alleghany Corporation 2010 Directors’ Stock Plan (the “Plan”) under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 2010 (the “Registration Statement”).
We are familiar with the proceedings of Alleghany relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.
Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
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Alleghany Corporation
April 23, 2010

The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dewey & LeBoeuf LLP